Exhibit 99.1

Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589

LPL FINANCIAL ANNOUNCES PROPOSED LEVERAGE-NEUTRAL TRANSACTION AMENDING SENIOR SECURED CREDIT FACILITIES AND OFFERING SENIOR UNSECURED NOTES

SAN DIEGO – October 30, 2019 – LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), intends to reprice its existing $1,470 million term loan B, increase the size of its revolving credit facility from $500 million to $750 million, extend the maturity date applicable to its term loan B and revolving credit facility, and make certain other changes. Additionally, LPL Holdings announced that it intends to offer approximately $400 million in aggregate principal amount of senior unsecured notes due 2027 (the “senior notes offering”).

The aggregate amount of LPL’s outstanding indebtedness would be substantially unchanged as a result of the transaction, as LPL Holdings intends to use the net proceeds from the senior notes offering, together with cash available for corporate use, to pay down its existing term loan B to approximately $1,070 million and to pay fees and expenses related to the senior notes offering and the credit agreement amendment. LPL Holdings expects to complete the transaction by the end of November 2019. The launch and consummation of the credit agreement amendment and the senior notes offering are subject to market and other conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the senior notes. The senior notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The senior notes will be offered only to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933 and outside the United States only to non-U.S. investors pursuant to Regulation S.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ plans to enter into a credit agreement amendment and offer senior notes, including the anticipated use of the proceeds therefrom and the anticipated sizes of the senior secured credit facilities and the senior notes offering, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of October 30, 2019. The words “plans”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the market conditions, which will affect whether LPL Holdings will be able to enter into a credit agreement amendment and offer the senior notes on the anticipated terms, or at all; finalization of the terms of the credit agreement amendment and senior notes; and satisfaction of closing conditions related to the proposed transactions. LPL Financial Holdings Inc. can give no assurance that the credit agreement amendment or senior notes offering will be completed. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect the business of LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”), including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2018 Annual Report on Form 10-K, as amended and updated in the Company’s Quarterly Reports on Form 10-Q, dated May 2, 2019, July 30, 2019 and October 29, 2019, or as may be amended or updated in subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2019). LPL serves independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.